Touchstone Bankshares, Inc.

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting**:

Internet:
www.proxypush.com/TSBA
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-648-8046
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Touchstone Bankshares, Inc.

Special Meeting of Shareholders

For shareholders of record as of July 2, 2024

Thursday, August 29, 2024 1:00 PM, Eastern Time

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 1:00 PM, Eastern Time, August 29, 2024.

This proxy is being solicited on behalf of the Board of Directors

The shareholder signing on the reverse side, revoking all prior proxies, hereby appoints Richard M. Liles and Rudy L. Hawkins, and either of them, as proxies, each with full power of substitution and revocation, and authorizes them, and each of them, to represent and to vote, as designated on the reverse hereof, all the shares of stock of Touchstone Bankshares, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of Touchstone Bankshares, Inc. to be held on August 29, 2024 or at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

TouchstoneBankshares, Inc.

Touchstone Bankshares, Inc. Special Meeting of Shareholders

Please make your marks like this: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1 AND 2

		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Merger, dated as of March 25, 2024, by and among First National Corporation ("First National") and Touchstone Bankshares, Inc. ("Touchstone"), under which Touchstone will merge with and into First National (the "Touchstone merger proposal").	☐	☐	☐
2.	To approve a proposal to adjourn the Touchstone special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Touchstone merger proposal.	☐	☐	☐

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date